EXHIBIT 10.7

AMENDMENT TO OPERATION AND MAINTENANCE AGREEMENT

THIS AMENDMENT TO OPERATION AND MAINTENANCE AGREEMENT (“Amendment”) is made and entered into as of September 28, 2015, by and among Cheniere LNG O&M Services, LLC, a Delaware limited liability company (“O&M Services”), Cheniere Energy Investments, LLC, a Delaware limited liability company (the “Operator”), and Sabine Pass Liquefaction, LLC, a Delaware limited liability company (the “Owner”). O&M Services, the Operator and the Owner are sometimes individually referred to as a “Party” and, collectively, referred to as the “Parties.”

Recitals

A.	O&M Services, Cheniere Energy Partners GP, LLC (the “Initial Operator”) and the Owner are parties to the Operation and Maintenance Agreement dated as of May 14, 2012 (“Agreement”);

B.
Pursuant to that certain Assignment and Assumption Agreement dated as of November 20, 2013 between the Initial Operator and the Operator, the Initial Operator assigned its right in the Agreement to the Operator and the Operator assumed the obligation of the Original Operator under the Agreement; and

C.
O&M Services, the Operator and the Owner desire to amend the Agreement to among other things clarify the rights and obligations of the Parties under the Agreement regarding certain defined terms all as set forth herein.

It is agreed:

1.     Definitions

Capitalized terms used in or incorporated into this Amendment and not otherwise defined herein have the meanings given to them in the Agreement.

2.     Amendments

2.1 Section 1.1 of the Agreement is amended by adding to said Section 1.1 the following defined terms:

“Centrica SPA” means the LNG Sale and Purchase Agreement (FOB) dated March 22, 2013 between the Owner and Centrica plc.

“Investment Grade” means two long-term unsecured credit ratings that are equal to or better than (a) Baa3 by Moody’s Investors Service, Inc., (b) BBB- by Standard & Poor’s Ratings Group, a division of McGraw-Hill, Inc., (c) BBB- by Fitch Ratings, Ltd., or (d) any comparable credit ratings by any other nationally recognized statistical rating organizations.

“Total SPA” means the LNG Sale and Purchase Agreement (FOB) dated December 14, 2012 between the Owner and Total Gas & Power North America, Inc.

“Train 6” means the sixth liquefaction Train of the Facility.

“Train 6 SPA” means any LNG sale and purchase agreement executed by the Owner with an Investment Grade buyer for delivery of LNG on an FOB basis from and after the date of first commercial delivery with respect to Train 6, which shall have terms and conditions (taken as a whole) substantially similar to the LNG SPAs.

2.2 Section 1.1 of the Agreement is further amended by amending the following defined terms to read as follows:

“Capacity Charge” means (a) with respect to the BG SPA and the GN SPA, the Monthly Sales Charge, as defined thereunder, and (b) with respect to the Kogas SPA, the GAIL SPA, the Total SPA, the Centrica SPA and any Train 6 SPA, the constant component “Xy” of the contract sales price thereunder.

“EPC Contract” means (1) the Lump Sum Turnkey Agreement for the Engineering, Procurement and Construction of the Sabine Pass LNG Liquefaction Facility, dated as of November 11, 2011, between Owner and the EPC Contractor, (2) the Lump Sum Turnkey Agreement for the Engineering, Procurement and Construction of the Sabine Pass LNG Stage 2 Liquefaction Facility, dated as of December 20, 2012, between Owner and the EPC Contractor, (3) the Lump Sum Turnkey Agreement for the Engineering, Procurement and Construction of the Sabine Pass LNG Stage 3 Liquefaction Facility, dated as of May 4, 2015, between Owner and the EPC Contractor, or (4) any engineering, procurement, and construction agreement to be entered into between Owner and a contractor for construction of Train 6, as applicable.

“FERC Authorization” means (1) the Order Granting Section 3 Authorization issued by FERC on April16, 2012, in Docket No. CP11-72-000, and the Order Denying Rehearing and Stay issued by FERC on July 26, 2012, in Docket No. CP11-72-001; (2) the Order Amending Section 3 Authorization issued by FERC on August 2, 2013, in Docket No. CP13-2-000; (3) the Order Amending Section 3 Authorization issued by FERC on February 20, 2014, in Docket No. CP14-12-000, and the Order Denying Rehearing issued by FERC on September18, 2014, in Docket No. CP14-12-001; (4) the Order Granting Authorization Under Section 3 of the Natural Gas Act and Issuing Certificate issued by FERC on April 6, 2015 in Docket Nos. CP13-552-000 & CP13-553-000, and the Order Denying Rehearing issued by FERC on June 23, 2015, in Docket Nos. CP13-552-001 & CP13-553-001.

“LNG SPA” means each of the following LNG sale and purchase agreements entered into by Owner as seller of LNG: (a) the BG SPA, (b) the GN SPA, (c) the Kogas SPA, (d) the GAIL SPA, (e) the Total SPA, (f) the Centrica SPA and (g) any Train 6 SPA.

2.3 Section 1.2 of the Agreement is amended by adding a new Clause (j) thereto reading as follows:

(j) References to any agreement or instrument mean such agreement or instrument as it may be amended and restated or otherwise modified.

2.4 All provisions of the Agreement not specifically amended hereby shall remain in full force and effect.

3.     Miscellaneous

3.1 Dispute Resolution. The provisions of Article XVIII (Dispute Resolution) of the Agreement shall apply to this Amendment as if incorporated herein mutatis mutandis on the basis that references therein to the Agreement are to this Amendment.

3.2 Governing Law. This Amendment shall be governed, construed and enforced in accordance with the laws of the State of Texas.

3.3 Entire Agreement. The Agreement, as amended by this Amendment, constitutes the entire agreement among the Parties and includes all promises and representations, express or implied, and supersedes all other prior agreements and representations, written or oral, among the Parties relating to the subject matter thereof.

3.4 Amendments and Waiver. This Amendment may not be supplemented, amended, modified or changed except by an instrument in writing signed by all Parties and the Executive Committee of Cheniere Energy Partners GP, LLC (the “Executive Committee”) and expressed to be a supplement, amendment, modification or change to the Agreement. A Party shall not be deemed to have waived any right or remedy under this Amendment by reason of such Party's failure to enforce such right or remedy.

3.5 Counterparts. This Amendment may be executed in counterparts and each such counterpart shall be deemed an original Amendment for all purposes, provided that no Party shall be bound to this Amendment unless and until all Parties and the Executive Committee have executed a counterpart.

IN WITNESS WHEREOF, the Parties and the Executive Committee have executed this Amendment as of the date first above written.

Owner:

Sabine Pass Liquefaction, LLC

By:	/s/ Lisa C. Cohen

Name:	Lisa C. Cohen
Title:	Treasurer

Operator:

Cheniere Energy Investments, LLC

By:	/s/ Lisa C. Cohen

Name:	Lisa C. Cohen
Title:	Treasurer

O&M Services:

Cheniere LNG O&M Services, LLC

By:	/s/ Lisa C. Cohen

Name:	Lisa C. Cohen
Title:	Treasurer

Executed by the following members of the Executive Committee solely in their capacities as members of the Executive Committee as required by Section 21.3 of the Agreement.

/s/ James Ball

James Ball	Sep 28, 2015

/s/ Sean Klimczak

Sean Klimczak	Sep 28, 2015

/s/ Phil Meier

Phil Meier	Sep 25, 2015

/s/ John-Paul R. Munfa

John-Paul R. Munfa	Sep 28, 2015

/s/ Michael J. Wortley

Michael J. Wortley	Sep 25, 2015